UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2026
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Cushman & Wakefield Ltd.
(Exact name of registrant as specified in its charter)
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Bermuda	001-38611	98-1896559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Clarendon House, 2 Church Street
Hamilton HM 11, Bermuda
(Address of principal executive offices) (Zip Code)

+1 441 295 1422
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.10 par value	CWK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD.
On October 21, 2026, Cushman & Wakefield Ltd. (the “Company”) issued a press release announcing the completion of the Redemption (as defined below in Item 8.01). A copy of this press release is furnished as Exhibit 99.1 to the Current Report on Form 8-K. The information contained in Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.
On October 21, 2026, Cushman & Wakefield U.S. Borrower, LLC, a wholly-owned subsidiary of the Company, fully redeemed (the “Redemption”) the remaining $150 million principal amount outstanding of its 6.750% Senior Secured Notes due May 2028 (CUSIP 23166MAA1; U1272MAA5) (the “2028 Notes”), completing the retirement of the 2028 Notes and eliminating the Company’s nearest debt maturity. Following the Redemption, there are no long-term debt arrangements maturing prior to 2030.
Capitalized terms used in this Item 8.01 and not otherwise defined in the Current Report on Form 8-K shall have the respective meanings ascribed to them in the Indenture governing the 2028 Notes.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1*	Press release dated October 21, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL)

* Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUSHMAN & WAKEFIELD LTD.

Date: October 21, 2026
/s/ Neil Johnston
Neil Johnston
Executive Vice President, Chief Financial Officer